EXHIBIT 11
                                                                      ----------


                         J. BAKER, INC. AND SUBSIDIARIES
                  COMPUTATION OF NET EARNINGS PER COMMON SHARE*
                                   (UNAUDITED)


                                                          QUARTERS ENDED                       NINE MONTHS ENDED
                                                  OCTOBER 30,        OCTOBER 31,        OCTOBER 30,        OCTOBER 31,
                                                     1999               1998               1999               1998
                                                  -----------        -----------        -----------        -----------
Net Earnings Per Common Share:
------------------------------

Net earnings, basic and diluted                   $ 1,429,355        $   736,682        $ 5,783,373        $ 3,847,190
                                                  ===========        ===========        ===========        ===========

Weighted average common
     shares outstanding, basic                     14,066,729         14,061,928         14,065,628         13,987,131
                                                  -----------        -----------        -----------        -----------

Effect of dilutive securities:
     Stock options, warrants and performance
           share awards                               525,936            112,517            293,595            167,046
                                                  -----------        -----------        -----------        -----------
Weighted average common
     shares outstanding, diluted                   14,592,665         14,174,445         14,359,223         14,154,177
                                                  ===========        ===========        ===========        ===========

Net earnings per common share, basic              $      0.10        $      0.05        $      0.41        $      0.28
                                                  ===========        ===========        ===========        ===========
Net earnings per common share, diluted            $      0.10        $      0.05        $      0.40        $      0.27
                                                  ===========        ===========        ===========        ===========







* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.